                                                                   EXHIBIT 10.16

                                  PAYMAP INC.
                                CLIENT AGREEMENT


     THIS AGREEMENT is made and entered into, effective as of ___________, by and between PAYMAP INC. ("PAYMAP"), a Delaware corporation, having its principal office located at Three Embarcadero Center, Suite 500, San Francisco, California 94111, and ("CLIENT"), having its principal office at


     WHEREAS Paymap is in the business of marketing and servicing debt rescheduling and acceleration programs and other financial services, and in that regard, developing new business prospects;

     WHEREAS Client wishes to engage the services of Paymap to perform data processing and marketing services under the name and style of the EQUITY ACCELERATOR (R) PROGRAM ("THE PROGRAM");


NOW, THEREFORE, for and in consideration of the within promises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:



1.   DEFINITIONS
     -----------

     (a) Client Proprietary Information. Client Proprietary Information shall
         ------------------------------
         mean all technical, business, economic or financial information or data owned, developed or provided by Client including but not limited to names, addresses, account balances and account types.

     (b) Customer. Customers are those individuals currently repaying a mortgage
         --------
         debt instrument to the Client, as servicer, on a monthly schedule.

     (c) Deferred Membership Payment Plan (DMPP). Deferred Membership Payment
         ---------------------------------------
         Plan shall mean any plan that requires a portion of the enrollment fee upon enrolling with the balance paid later.

     (d) Paymap Proprietary Information. Paymap Proprietary Information shall
         ------------------------------
         mean Paymap's products, processes and services, including research, development, compilations of information systems, techniques, formulas, computer programs and methods of designing such programs, documentation of computer programs and methods, manuals, financial data, data processing, marketing plans, selling procedures, sales strategies, policies, scripts, literature, audio/visual materials,

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         software and documentation and specifications thereof, relating to The
         Program and its implementation and not already known independently by Client through nonconfidential sources who have the right to make such disclosure.

     (e) The Program. Client's choice for the Target Market solicitation for
         -----------
         Rescheduling will be "Equity Accelerator (R)". All materials relating to The Program will reflect this name and style, and will clearly identify the service as after market (i.e., not a part of mortgage contract with subscriber). A general description of The Program is attached as Exhibit A.

     (f) Prospect. Any Customer for whom Client has provided to Paymap the
         --------
         information necessary for solicitation to sign up for The Program.

     (g) Rescheduling. Effecting a payment mode change for the Subscriber from a
         ------------
         monthly schedule (12 times per year) to an accelerated schedule of weekly, bi-weekly, or semi-monthly payments without causing any changes to the original debt instrument.

     (h) Solicitation. Solicitation will mean any effort, means or method
         ------------
         approved by the Client and implemented by Paymap to communicate the benefits of Rescheduling to Prospects.

     (i) Telephone Solicitation. Telephone solicitations of those Prospects who
         ----------------------
         have previously requested additional information. Client may approve of outbound calls to non-respondents on a campaign-by-campaign basis.

     (j) Subscriber. Any Prospect who has signed up for The Program and has had
         ----------
         all enrollment processing completed, i.e., the enrollment form has been signed, the acknowledgment letter has been mailed, and data confirmed.

     (k) Target Market. As determined jointly by Client and Paymap, the Target
         --------------
         Market will include any Customer with sufficient remaining terms, principal balance and interest rate which would make Rescheduling logical and beneficial for the individual(s). Target markets include:

               * Client's existing Customers.

               * All other Customer accounts of Client.

     (l) Custodial Holding Account. This account shall be opened by Client in
         -------------------------
         its name at Client's location or its correspondent bank, so long as the funds are FDIC insured. The account will be used exclusively for Client's Subscriber funds. Client will pay interest at a rate established by Client for pass through to Subscriber. All interest accounting and IRS Form 1099 processing will be handled by Paymap. Client shall execute all documents necessary for Paymap to reconcile the account and submit appropriate instructions for such account. The depository institution shall be instructed to furnish Paymap account data for each custodial account (at no cost to Paymap) via daily electronic bank statements in BAI format or other format reasonably acceptable to Paymap so that Paymap can download such data.

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     (m) ACH. The term "ACH" shall mean the Automated Clearing House of the
         ---
         Federal Reserve. All debits to Subscribers shall be originated through the ACH.

     (n) Campaign. The term Campaign shall mean a mail solicitation assigned a
         --------
         specific campaign number. A campaign number is assigned by Paymap to a specific mail drop at a specific point in time to Prospects with similar characteristics.

     (o) Subscriber Negative Balance. The term "Subscriber Negative Balance"
         -----------------------------
         shall mean with respect to a Subscriber, any instance in which Paymap has caused credits to be applied to such Subscriber's loan and it is later determined that insufficient funds existed in Subscriber's designated account for debits and credits to Client or debits from such designated account have been reversed, returned or otherwise dishonored.



2.   RIGHTS AND DUTIES OF PAYMAP
     ---------------------------

     (a) Paymap shall have the right to appoint any and all third parties necessary to perform the duties recited hereunder so long as Paymap abides by and is not in breach of this Agreement; provided that (i) Paymap shall remain liable to Client for the performance of such third party, (ii) Paymap warrants that the performance of such third party shall be in compliance with all laws and regulations applicable to the activities contemplated under this Agreement and shall be in conformity with Paymap's obligations under this Agreement, and (iii) at Client's election, Client may continue to deal directly and exclusively with Paymap, notwithstanding such appointment.

     (b) In connection with the performance of its duties hereunder, Paymap shall abide by all written procedures and Program specifications now or hereafter furnished to Client. All changes to The Program specifications are subject to Client approval. Paymap hereby represents and warrants that The Program will perform in accordance with such specifications. Paymap will promptly prepare and furnish to Client a complete set of Program specifications and procedures, including document and marketing materials for The Program, which documents and marketing materials shall be revised and approved by Client, as necessary, to conform to Client's reasonable requirements. Paymap's employees, representatives and/or agents shall not make any representations or warranties about The Program to any Customer, Prospect, or Subscriber except as set forth in the application form, marketing and other written materials approved by Client.

     (c) Paymap shall indemnify and hold harmless Client and its authorized representatives and service providers from and against any liability, claims, damages and costs (including reasonable attorneys' fees) arising out of any breach by Paymap of this Agreement or by any unauthorized statements, warranties or representations made by Paymap's marketing personnel or employees.

     (d) Paymap shall provide office space and staffing sufficient to implement and to direct the Solicitation of the Program on behalf of Client on a timely basis and in a

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         competent fashion. All incoming and outgoing solicitation calls shall be handled in such a manner so as to present The Program as a product and/or service of Client. All correspondence shall be conducted in this manner as well.

     (e) Paymap shall perform all services necessary to implement The Program, including, without limitation, solicitation, daily mail pick-up, mail distribution, recording of all cash receipts, quality control checks on applications or any other incomplete paperwork, credit card authorizations, deposits, data capture of necessary homeowner information from application/verifications, hard copy reports of sales to Client on a monthly basis, process commencement letters to new Subscriber, ACH pre-notification instructions, ACH instructions on behalf of the Subscriber, Subscriber inquiries, resolution of any ACH failures, process changes to Subscriber's mortgage and correspondence of same, 1099 reporting for Subscribers and IRS, handling of all NSF notifications to Subscribers, notification of termination and performance of Subscriber service functions.

     (f) Paymap shall not knowingly solicit or use Client's Customers, or any Target Market Prospect, in any manner or for any other product or service not covered by the terms of this Agreement.

     (g) Paymap shall make available to Client or its agents on-site inspection of Paymap's premises and any activity related to The Program during normal operating hours with reasonable prior notice.

     (h) Paymap shall not disclose the Client Proprietary Information to any person, firm or corporation without Client's prior written consent unless otherwise required by law, and then only after notice to and consultation with Client.

     (i) Paymap shall provide marketing assistance necessary to implement the direct solicitation of Client's defined Target Market, including but not limited to writing, design, copy writing, mechanical artwork, photography, illustrations, printing, mailing, and customer service.

     (j) Paymap shall reconcile on a monthly basis the custodial account through which all funds flow related to individual account debits and credits. Paymap will perform all functions necessary to ensure that the Custodial Account accurately reflects all account activity. Paymap will provide Client with a copy of each month's custodial account reconciliation as soon as it is available.

     (k) Paymap shall duplicate all pertinent data on a daily basis and provide for off-site storage of said duplicate data.

     (l) Paymap shall submit all contemplated communications to Customers for Client's approval prior to distribution.

     (m) Paymap shall perform all commission accounting functions.

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     (n) Paymap shall provide on-going data reports on performance of The
         Program to Client as Client may reasonably request.

     (o) Paymap's duties outlined in this Section 2 shall be performed at Paymap's expense.

     (p) Paymap shall comply with all laws and regulations that are applicable to The Program and the conduct of Paymap's business, and more specifically, Paymap's duties under this Agreement.

     (q) To the extent such duties have not already been described in Sections 2(a) through 2(p), Paymap shall also perform the items allocated to it on Exhibit B to this Agreement.

     (r) Paymap warrants that the services which are provided to Client hereunder ("Services") and utilized by Client, prior to, during, or after the calendar year 2000, include or shall include design and performance capability so Client shall not experience abnormally ending and/or invalid and/or incorrect results from the provision of such Services in the operation of the business of Client. Furthermore, Paymap represents and warrants that the Services provided hereunder will, under normal use and service, record, store, process and present calendar dates falling on or after January 1, 2000 (including leap years) in substantially the same manner, and with the same functionality, data integrity and performance, as the services recorded, stored, processed and presented calendar dates on or before December 31,1999.

         Notwithstanding any other provision herein and any other provision in this Agreement, in any action to recover damages resulting directly, or indirectly from a computer date failure, including any action based on an alleged computer date failure, the damages that may be recovered shall be limited to, according to proof, twice the fees actually paid for such services to the extent those damages are incurred as a proximate and direct result of Paymap's noncompliance with this warranty.

     (s) Annual Audit. Paymap shall provide Client a copy of its annual audited financial statements as soon as they are available, but no later than 150 days from year end.



3.   RIGHTS AND DUTIES OF THE CLIENT
     -------------------------------

     (a) Client agrees to deliver to Paymap all requested data necessary to implement the approved Target Market Solicitation, including but not limited to Client's Customers' names, addresses, telephone numbers, and original and current loan information in a format mutually agreed upon.

     (b) Commencing on a date agreed to by the parties, Client shall deliver on an agreed upon recurring basis, all necessary data from newly originated loan Customers not solicited or rescheduled at the point of origination during the previous quarterly period for additional Solicitation.

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     (c) Client shall appoint a specific liaison person or liaison team to
         Paymap through which all communications will flow and decisions will be made.

     (d) If Client becomes aware of any disclosure requirements during the enrollment phase which are mandated by federal and state banking and other regulations, Client will promptly inform Paymap of any changes in the aforementioned regulations which materially affect implementation of The Program. Notwithstanding the foregoing, Client shall have no duty to learn of any changes in the law or regulations and shall not be liable to Paymap if it fails in any such matter. Client will have sole approval rights to Subscriber Terms and Conditions.

     (e) Client agrees that services provided by Paymap shall not relieve Client from any obligation to maintain records. Client retains responsibility at all times for maintaining adequate accounting management and reporting systems, audit functions, recovery routines, and the operation of on-site computer equipment. Services provided by Paymap shall not impose upon or transfer to Paymap the responsibility for such functions.

     (f) Client shall indemnify and hold harmless Paymap and its authorized representatives and service providers from and against any liability, claims, damages and costs (including reasonable attorneys' fees) arising out of any breach by Client of this Agreement or by any unauthorized warranties or representations made by Client's personnel or employees to any Prospect, Customer or Subscriber.

     (g) Client's duties outlined in this Section 3 shall be performed at Client's expense.

     (h) In addition to duties described in Sections 3(a) through 3(g), Client shall perform the items allocated to it on Exhibit B of this Agreement.



4.   NON-DISCLOSURE COVENANT
     -----------------------

     (a) Paymap and Client acknowledge that the Paymap and Client Proprietary Information necessary for the implementation of The Program is a highly confidential and valuable asset of its respective owners, which has been and will continue to be developed by and for the parties; which represents and will continue to represent a material investment of the owner's time and money. Further, both parties acknowledge that such proprietary information has been or will be made available to either party as a result of this Agreement on a confidential basis and that both parties have accepted or will accept such Proprietary Information on such basis, thereby establishing a confidential relationship and a position of trust with regard to the same. Both parties agree not to:

          (i) publish, communicate, disclose or divulge to any person, firm, corporation or other legal entity, directly or indirectly, any of the Proprietary Information, except as otherwise permitted herein or required by law;

          (ii) Use the other party's Proprietary Information for its own benefit, or for the benefit of any person, firm, corporation or other legal entity, directly or indirectly, except as required in the course of implementation of The Program;

          (iii) Use any of the other party's Proprietary Information or take any other action to divert or attempt to divert, any business of or any customers of, the other party to itself or any other person or legal entity, by direct or indirect inducement; or to induce or attempt to induce any present or past customer of either party to discontinue using the services of either party; and

          (iv) employ or seek to employ any person who is employed by either party or directly or indirectly induce persons to leave either party; provided, however, either party may use (i) newspapers or other media to generally solicit the public which can then result in the hiring of an employee or (ii) a headhunter to hire an employee provided such campaign is directed to the industry in general and not exclusively to the other party's employees.

          (v) Each party shall require that any subcontractor or agent agree in writing to adhere to this same treatment of Proprietary Information.



5.   NO GRANT OF PROPRIETARY RIGHTS
     ------------------------------

Neither this Agreement nor the disclosure of proprietary information hereunder shall be construed as granting to either party any right, title or license to any patent application, trademark, copyright, trade secret, service marks and any other intellectual property right, or any software or know-how to which either party has title or rights of ownership or license.



6.   TERM
     ----

This Agreement will become effective upon execution by both parties. The initial term of this Agreement shall be for a period of five (5) years, commencing on the date of this Agreement. Thereafter, unless otherwise canceled in writing by either party in accordance with the provisions of Section 9, the terms and conditions of this Agreement shall continue in force for additional one year periods. Paymap and Client's continuing obligations under this Agreement relating to indemnification for breach of duties, representation or warranties and to "non-disclosure," shall survive the termination of this Agreement.



7.   FEES TO CLIENT/CUSTOMER
     -----------------------

     (a) The fee structure and charges for services listed in Exhibit C shall remain in effect for the initial eighteen (18) months of this Agreement. Thereafter, Paymap may revise the fee structure charged to Subscribers as a result of changes in operating costs, or market conditions. Such increases or decreases will not exceed ten (10) percent per annum of the previous fee and shall not take place more than once per calendar year. Unless mutually agreed to otherwise, Client shall share in any change in fees proportional to Client's pro-rata share of current fees.

     (b) Paymap will calculate the fees collected from Subscribers to the Program on a monthly basis. Fees earned by Client for enrollments or transactions will be remitted to Client by Paymap by the tenth (10th) of the month for fees earned by the tenth (10th) of the previous month. The Fee schedule for The Program is set forth on Exhibit C to this Agreement.

     (c) The deferred portion of the enrollment fee for a Subscriber on a DMPP will be collected from the amount deposited in the Custodial Holding Account in excess of the amount necessary to pay the next due monthly debt installment. Actual principal curtailment dollars begin to accumulate for application to the loan balance only after the deferred enrollment fee has been collected. Client's portion of the enrollment fee will be paid only after the entire enrollment fee has been collected by Paymap.

     (d) In the event of a Subscriber Negative Balance or in the event that sufficient funds have not been collected after two attempted debits to a Subscriber's designated account, Paymap will generate a letter to the Subscriber informing him or her of the failed debit or Subscriber Negative Balance, and seek to rectify the Subscriber Negative Balance or failed debit. Within five business days of a second returned debit entry, Paymap will inform Client of such Subscriber Negative Balance. If Paymap shall inform Client of a Subscriber Negative Balance, Client shall use its best efforts to (i) reverse the amount of such Subscriber Negative Balance from Subscriber's loan account or (ii) recover from the Subscriber the amount of such Subscriber Negative Balance and/or postpone release of any lien on the Subscriber's loan collateral until repayment of such Subscriber Negative Balance. This collection effort will be conducted by Client notwithstanding whether the loan has been paid off, sold to another mortgage company or Subscriber has cancelled his or her Enrollment or agreement with Client. In the event that the Subscriber Negative Balance is not resolved within 30 days of notification by Paymap, Paymap shall have the right to offset said Subscriber Negative Balance against commissions or any other monies otherwise owed by Paymap to Client under this Agreement.



8.   EXPENSES
     --------

     (a) Client shall pay expenses, if any, that are outlined in Section 2 of Exhibit C to this Agreement. No additional expenses shall be added without written approval by Client.

     (b) Monies due one party to the other over 30 days will bear delinquency charges at the rate of 10% per annum or the maximum rate allowed by law, whichever is less.

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9.   TERMINATION
     -----------

     (a) This Agreement may be terminated after the initial term by either party upon 90 days written notice prior to the expiration of the original term or successive one year term as applicable; provided, however, that either party may terminate this Agreement immediately upon written notice in the event of the other party's material breach of this Agreement. If curable, each party shall have the right to cure any such breach and reinstate this Agreement within 45 days following receipt of written notice of default and giving the other party notice of its intent to cure its default.

     (b) Notwithstanding termination of this Agreement, Paymap and Client will honor all current Subscriber contracts in accordance with the terms of this Agreement, it being understood that, each individual Program Subscriber has the sole and exclusive right to cancel his enrollment in The Program. Furthermore, in the event of a termination by a Subscriber, Paymap shall reimburse the Subscriber for a portion of the paid enrollment fee on a prorated basis as explained in the Subscriber contract, such provision to be mutually acceptable to Client and Paymap.

     (c) If Client shall determine to sell or otherwise transfer the servicing of loans that are the subject of contracts with Subscribers, Client shall notify Paymap of its intention to do so at least forty-five (45) days prior to the proposed transfer or sale and provide Paymap with the name of the transferee and other pertinent details necessary for Paymap to accomplish an orderly transition to the new payees. Client shall include in its "goodbye letter" to customers a statement that their Equity Accelerator subscription will not be affected by the transfer of servicing. Client shall assist Paymap in implementing a process to make payments to the new servicer. Transfer of the servicing of the Subscriber's loan shall not otherwise affect the Subscriber's contract.


10.  MISCELLANEOUS
     -------------

     (a) Binding Effect. This Agreement shall be binding upon and inure to the
         --------------
         benefit of the parties, their successors and assigns.

     (b) Amendments and Modifications. This Agreement may only be amended,
         ----------------------------
         waived, changed, modified or discharged by an agreement in writing signed by the parties.

     (c) Integration. This Agreement represents the final understanding of the
         -----------
         parties as to all matters included herein and supersedes all prior written or oral agreements of the parties on matters covered herein.

     (d) Governing Law. This Agreement shall be construed in accordance with the
         -------------
         laws of the State of California. It is deemed to have been executed there, and the validity and effect of this Agreement is governed by and construed and enforced in accordance with the laws of the State of California. The parties consent and submit to the jurisdiction and venue of the State or Federal courts located in California.

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     (e) Severability. If any provision or term of this Agreement shall be found
         ------------
         to be illegal or unenforceable for any reason whatsoever, all other provisions and terms shall remain in full force and effect.

     (f) Force Majeure. Notwithstanding any other provision of this Agreement,
         -------------
         neither party shall be deemed in default of this Agreement or bear liability to the other party for any delay, failure in performance, loss, or damage arising from any cause beyond its reasonable control, including, but not limited to the following: fire, embargo, explosion, power failure, earthquake, nuclear accident, volcanic action, flood, war, civil disturbance, interventions of military authority, acts of God or public enemy; provided, however, that (i) no such event shall excuse the payment of money due hereunder and (ii) if Subscriber is entitled to fees or damages under the Subscriber contract as a result of the aforesaid items, the party that fails to perform under this Agreement shall be responsible for same.

     (g) Assignment. Neither party may assign their rights or delegate their
         ----------
         duties hereunder without the written consent of the other party, whose consent will not be unreasonably withheld.

     (h) Notices. All notices or other written communications regarding this
         -------
         Agreement are to be provided by U.S. First Class Mail or national overnight courier service with receipt acknowledged.


             If to Paymap:

                  Paymap Inc.
                  Three Embarcadero Center, Suite 500
                  San Francisco, CA  94111
                  Attn.: Legal Department



             If to Client:

     (i)  Exclusivity. Client agrees that Paymap shall be the exclusive provider
          -----------
          of any program involving debt reduction through ACH transfers, and that as long as the Agreement is in force, it will not conduct a program for its Customers similar to The Program either internally or with a third party, unless The Program is in place with customers who are acquired with a portfolio acquisition.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date below indicated, effective as of the date first above written.



                                   CLIENT


_________________________________  By:_______________________________________
Attest

                                   Name, Title:______________________________


                                   Date:_____________________________________


                                   PAYMAP INC.


_________________________________  By:_______________________________________
Attest

                                   Name, Title:  John P. Decker, President
                                               ------------------------------


                                   Date:_____________________________________

                                   EXHIBIT A

                              PROCESS DESCRIPTION

       Equity Accelerator is not a mortgage, but an electronic mortgage acceleration program. The Program provides the equity benefits and reduced interest of biweekly mortgage payments, and offers the added flexibility and convenience of customer designated payment intervals (weekly, biweekly, or semi-monthly) and interest on funds awaiting payment to a mortgage servicer.

       Homeowners can participate in this program regardless of where their mortgages originated or are currently being serviced.


       Equity Accelerator can be offered to your customers at a substantially lower cost than competitive accelerated mortgage plans. In addition, its low, one-time enrollment fee entitles homeowners to continue to use The Program even if they purchase a new home.

       Equity Accelerator does not change the mortgage terms or payment due date, but does require the mortgage servicer to receive payments electronically, and to process periodic reductions of principal.

Here is how Equity Accelerator works using a biweekly payment schedule as an example:

       * One half of the regular monthly mortgage payment is collected every two weeks by electronic transfer from the homeowner's bank account to an interest bearing custodial account [see l (l)].

       * Mortgage payments are automatically paid to the mortgage servicer monthly. Biweekly withdrawals are collected 26 times each year, resulting in the equivalent of thirteen monthly mortgage payments annually.

       * The two extra biweekly payments plus the interest earned are sent to the mortgage servicer to directly reduce the mortgage principal balance.

Here is how Equity Accelerator works with semi-monthly pay periods:

       * One half of the regular monthly payment + l/24 of the regular monthly payment are deducted two times each month (e.g., 10th and 25th)

       * The additional amount (l/24 of the regular mortgage) is added to each half payment, so as to replicate the pay down pattern of the bi-weekly schedule (13 monthly payments per year).

       * Additional principal will be applied each month (1/12 of monthly payment).

                                   EXHIBIT B

                    ADDITIONAL DUTIES AND RESPONSIBILITIES

Paymap will be responsible for the following:

PROGRAM IMPLEMENTATION
----------------------
*  Provide pre-designed solicitation materials and mailing options
*  Provide pre-designed enrollment packages
* Provide materials that will support employee training and awareness to be conducted by the marketing representative and the Client

CUSTOMER SOLICITATIONS
----------------------
*  Pay all "Customer Awareness" mailing costs
*  Provide solicitation and enrollment kit fulfillment services
*  Provide customer tele-sales support
*  Assign Client a tentative mailing date(s) within six (6) months

ENROLLMENT PROCESSING AND CUSTOMER SERVICE
------------------------------------------
*  Perform quality control check on applications
* Capture necessary homeowner information from applications and do verifications
*  Process commencement letters to new customers
*  Perform ACH pre-notification for debit accounts and mortgage accounts
*  Process on-going debits from customer accounts to the custodial account
* Process monthly mortgage payments from custodial account to the mortgage servicing entity
*  Handle all customer enrollment and service inquiries
*  Resolve ACH exceptions
*  Process customer mortgage and debit account changes
*  Handle NSF notification to customers
*  Generate annual subscriber statement & IRS Form 1099

POST-SOLICITATION
-----------------
*  Complete fee accounting and provide sales reports on a monthly basis

Client Is Responsible For The Following:

PROGRAM IMPLEMENTATION
---------------------------
* Approve all direct marketing and enrollment material(s) to be sent by Paymap to prospects
* Provide a letterhead and/or artwork necessary for program awareness and fulfillment letters
*  Establish a custodial account to hold program funds
* Send customer files to Paymap for mortgage servicing customers (master file tape)
* Conduct employee awareness meeting(s) to introduce benefits and procedures of The Program. the Client customer service staff to the
* Client must be able to submit mortgage payment mutually agreed on. Failure to do so could result changes to Paymap in an automated format to be in Client's loss of transaction fee income.

CUSTOMER SOLICITATIONS
----------------------
* Confirm that the first solicitation ("Campaign l") will be a direct mail personalized letter
* Consent to a follow-up direct mail solicitation ("Campaign 2") after the initial solicitation, if Campaign 1 so indicates
* Permit a limited amount of testing of alternative changes in copy or offer to enhance response rate (not to exceed 20% of items mailed)

                                   EXHIBIT C

                        EQUITY ACCELERATOR PROGRAM FEES

SECTION I. FEES
---------------
The following fee schedule is set forth for The Program:

                                   CUSTOMER FEES                 CLIENT INCOME
UPFRONT CASH PRODUCT(S)

ENROLLMENT
OR
DEFERRED ENROLLMENT

UPFRONT CASH REMAILS

TRANSACTION FEE*

________________________________________________________________________________
FULLY DEFERRED PRODUCT(S)

FULLY DEFERRED ENROLLMENT

FULLY DEFERRED REMAILS

TRANSACTION FEE*

________________________________________________________________________________
TRANSACTION FEE ONLY OFFER

________________________________________________________________________________
ADDITIONAL LOANS
 _______________________________________________________________________________



  COMMISSION DUE DATE

  Commissions will be paid by the 10/th/ of the month for all enrollment and transaction fees received by the 10/th/ of the previous month. Commissions on deferred enrollment fees will be paid after the full fee is collected from the Subscriber.

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

                                   EXHIBIT C

                        EQUITY ACCELERATOR PROGRAM FEES


SECTION II.  CLIENT DELIVERABLES
--------------------------------


As part of this Agreement, Client agrees to deliver the following at its own cost.

     1.   MAILINGS
          * Client will provide access to mail up to two times annually on a direct basis.
          * Should any "statement stuffer" increase the postage due on that mailing, Paymap will cover the increased amount.

     2.   CAMERA READY ART WORK
          * Client agrees to provide camera ready artwork and/or other graphics to be used for The Program Solicitation.

     3.   CUSTODIAL HOLDING ACCOUNT
          * Client agrees to establish a Custodial Holding Account, at no fee or cost to Paymap, as defined in paragraph 1 (l).

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